Exhibit 10.25

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

AMENDMENT NO. 4
TO
LICENSE AGREEMENT

This Amendment No. 4 (“Amendment 4”), dated May 21, 2007 (“Amendment Effective Date”) amends the License Agreement (JHU Agrmt. # A00815), effective as of June 29, 1995 (the “Agreement”) between THE JOHNS HOPKINS UNIVERSITY (“JOHNS HOPKINS”) and SANGAMO BIOSCIENCES (“LICENSEE”).

As consideration for this Amendment 4, LICENSEE shall pay to JOHN HOPKINS within thirty (30) days of execution of this Amendment 4, a license amendment fee of [***] Dollars ($[***]) (“License Amendment Fee”). JOHNS HOPKINS will not submit an invoice for such License Amendment Fee, which is nonrefundable and shall not be credited against royalties or other fees.

Capitalized terms used in this Amendment 4, except as otherwise defined herein, shall have the definitions set forth in the Agreement.

The Agreement is hereby amended as follows:

1.	The following new definitions are hereby added to Article 1 as new Paragraphs 1.8 and 1.9:

1.8 “First Commercial Sale” shall mean the first sale of a Licensed Product by LICENSEE or a sublicensee to a third party after receipt of regulatory approval.

1.9 “Research Reagent Field” shall mean the use of zinc finger proteins as non-therapeutic reagents to modify the genome or nucleic acid or protein expression of a cell.

2.	Paragraph 2.3 is hereby deleted in its entirety and replaced with the following new Paragraph 2.3:

2.3 LICENSEE shall have the right to sublicense all or any part of this license. With respect to each sublicense in the Research Reagent Field granted by it under this Agreement, LICENSEE shall do the following:

(a) incorporate the language of Article II (other than Paragraph 2.4), Article X, and Paragraph 15.4 into each sublicense agreement (but in each case solely to the extent

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such language is applicable to the rights granted in such sublicense agreement), so that these Articles shall be binding upon the applicable sublicensee as if it were a party to this Agreement;

(b) include in each such sublicense agreement, language that is reasonably sufficient to enable LICENSEE to comply with its obligations under Paragraphs 2.4, 5.1, and 5.2 and Articles IX, XIII, and XV (other than Paragraph 15.4); and

(c) obtain an indemnity from the applicable sublicensee in favor of LICENSEE that is substantially similar in scope of the indemnity set forth in Article VIII and that includes JOHNS HOPKINS as an indemnified party on the same terms as LICENSEE.

With respect to each sublicense in any field other than the Research Reagent Field granted by it under this Agreement, LICENSEE agrees that such sublicense shall provide that the obligations to JOHNS HOPKINS of Articles II, VIII, IX, X, XIII, XV and Paragraphs 5.1 and 5.2 of this Agreement shall be binding upon such sublicensee as if such sublicensee was a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to such sublicense agreement and to incorporate these by reference in such sublicense agreement.

3.	The following new paragraph is hereby added to the Agreement as new Paragraph 2.8:

2.8 Each of LICENSEE’S sublicensee(s) shall have the right to grant further sublicenses of the sublicense to the Patent Rights granted to it by LICENSEE, within the scope of such sublicense. Such further sublicenses shall include the provisions set forth in Paragraph 2.3 of this Agreement that were included in the sublicense agreement between LICENSEE and sublicensee and such provisions shall be binding on such further sublicensee as if such further sublicensee were a party to this Agreement. LICENSEE shall forward a copy of all further sublicense agreements granted by its sublicense(s) within thirty (30) days of LICENSEE’s receipt of a copy thereof.

4.	Paragraph 3.2 is hereby deleted in its entirety and replaced with the following new Paragraph 3.2:

3.2 LICENSEE’s due diligence milestone shall be as follows:

(a) LICENSEE shall submit a complete Investigational New Drug application for a Licensed Product to the U.S. FDA no later than December 31, 2007.

5.	Paragraph 3.4 is hereby deleted in its entirety and replaced with the following new Paragraph 3.4:

3.4 In the event that LICENSEE shall have failed to establish its achievement of the due diligence milestone under Paragraph 3.2 to the reasonable satisfaction of JOHNS HOPKINS as set forth in Paragraph 3.3 above, JOHNS HOPKINS shall have the right to terminate this Agreement pursuant to Paragraph 13.3, unless LICENSEE shall make to JOHNS HOPKINS the following penalty payments: [***] Dollars ($[***]) in the year of breach and [***] Dollars ($[***]) annually thereafter until the breach is cured.

The penalty payments described in this Paragraph 3.4 above shall be due within thirty (30) days following the failure of LICENSEE to achieve the milestone or cure such failure within the ninety (90) day period set forth in Paragraph 3.3 above. LICENSEE’s obligation to make such penalty payments shall terminate when the milestone has been met.

6.	Paragraph 4.1(b) is hereby deleted in its entirety and replaced with the following new Paragraph 4.1(b):

4.1(b) LICENSEE shall pay to JOHNS HOPKINS:

(i) In lieu of the annual maintenance fees due prior to the Amendment Effective Date for 1999 through 2007, [***] Dollars ($[***]) within thirty (30) days of the Amendment Effective Date; and

(ii) Annual maintenance fees of [***] Dollars ($[***]) due on January 1 of each year starting in 2008.

7.	Paragraph 4.1(c) (as amended pursuant to Amendment No. 1) is hereby deleted in its entirety and replaced with the following new Paragraph 4.1(c):

4.1(c) LICENSEE shall also pay to JOHNS HOPKINS a running royalty on Licensed Products as follows:

(1)	For sales of Licensed Products by LICENSEE:

(i) For therapeutic products, [***] Percent ([***]%) of Net Sales;

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(ii) For diagnostic products, [***] Percent ([***]%) of Net Sales;

(iii) For research reagent products, [***] Percent ([***]%) of Net Sales;

(2)	For sales of Licensed Products by sublicensees or by any sublicensees of sublicensees:

(i) For therapeutic products, [***] Percent ([***]%) of royalties received by LICENSEE from sublicensees on account of such sales;

(ii) For diagnostic products, [***] Percent ([***]%) of royalties received by LICENSEE from sublicensees on account of such sales; and

(iii) For research reagent products, [***] Percent ([***]%) of royalties received by LICENSEE from sublicensees on account of such sales.

8.	Paragraph 4.1(e) is hereby deleted in its entirety and replaced with the following new Paragraph 4.1(e):

4.1(e) LICENSEE shall pay to JOHNS HOPKINS [***] Percent ([***]%) of all Reagent Service Fees that LICENSEE receives from each sublicensee pursuant to sublicense agreements entered into after January 1, 2007 for the Patent Rights licensed under this Agreement, such payment provided to JHU within thirty (30) days of LICENSEE’s receipt of the relevant payment. Such Research Service Fee is not subject to the stacking provision of Paragraph 4.2 of this Agreement. For the purpose of this Paragraph 4.1(e), “Reagent Service Fees” shall mean “all payments, including but not limited to Success and Milestone Payments, but excluding (i) initial License Fees, (ii) royalties or other payments made in connection with the sale of Licensed Products, (iii) loans, (iv) purchase of equity, (v) purchase of equipment, (vi) FTE funding, (vii) reimbursement of patent prosecution, maintenance, enforcement or defense expenses, and (viii) distribution of patent enforcement awards, made by sublicensees for LICENSEE’s performance of Licensed Processes in the Research Reagent Field, including the design and manufacture of Licensed Products for use in the Research Reagent Field.”

9.	Paragraph 4.4 (as amended pursuant to Amendment No. 1) is hereby deleted in its entirety and replaced with the following new Paragraph 4.4:

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4.4 LICENSEE shall pay to JOHNS HOPKINS a minimum annual royalty on the following payment schedule:

(a) In lieu of the minimum annual royalty due prior to the Amendment Effective Date for calendar year 2006, [***] Dollars ($[***]) within thirty (30) days of the Amendment Effective Date;

(b) [***] Dollars ($[***]) within thirty (30) days of the end of each of calendar years 2007, 2008 and 2009; and

(c) [***] Dollars ($[***]) within thirty (30) days of the end of each calendar year, commencing with calendar year 2010 and continuing for each subsequent calendar year that ends before the termination or expiration of this Agreement; provided, however, that such payments shall be permanently reduced to [***] Dollars ($[***]) per year if any of the Patent Rights is revoked, held invalid or unenforceable, or emerges from re-examination or a similar proceeding with narrowed claims.

All payments made by LICENSEE pursuant to Paragraphs 4.1(c) and 4.1(e) with respect to such calendar year shall be credited towards the minimum annual royalty due for the same calendar year period required by this Paragraph 4.4. Failure by LICENSEE to pay the minimum annual royalty required by this Paragraph 4.4 shall give JOHNS HOPKINS the right to terminate this Agreement pursuant to Paragraph 13.3, but such termination shall not reduce any amount due to JHU prior to termination of this Agreement.

10.	The following new Paragraph 5.5 is hereby added to Article 5:

5.5 Until LICENSEE or a sublicensee(s) has achieved a First Commercial Sale of a Licensed Product or has received regulatory approval for a Licensed Product, whichever comes first, LICENSEE shall provide annual Diligence Reports, due within thirty (30) days of the end of every calendar year following the Amendment Effective Date. These Diligence Reports shall describe LICENSEE’s or any sublicensee’s technical efforts towards meeting diligence obligations under the terms of this Agreement.

11.	The following language is hereby added at the end of Paragraph 13.6:

In addition, in the event that JOHNS HOPKINS terminates this Agreement pursuant to Paragraph 13.1, 13.2, or 13.3, each sublicense granted by LICENSEE which complies with the sublicense requirements of Paragraph 2.3, is in full force and effect

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and not then in default, will survive such termination of this Agreement and such sublicensee shall become a direct licensee of JOHNS HOPKINS, provided that (a) JHU’s obligations to such sublicensee are no greater than JHU’s obligations to LICENSEE under this Agreement, (b) the scope of such sublicensee’s rights with respect to the Patent Rights shall remain unchanged and such sublicensee shall be subject to all other nonfinancial terms and conditions in this Agreement that apply to such scope of rights, (c) all further sublicenses granted by such sublicensee prior to termination of this Agreement shall also survive such termination, (d) such sublicensee (or if there are at such time more than one such sublicensees, such sublicensees severally and jointly) shall be required to make any minimum annual royalty payments due pursuant to Paragraph 4.4 and (e) such sublicensee shall be required to make any other monetary payment(s) that, had this Agreement not been terminated, LICENSEE would have been required to make under this Agreement as a result of the activities of such sublicensee. Each such sublicensee shall be an intended third-party beneficiary of the preceding sentence. LICENSEE shall notify JOHNS HOPKINS of each non-defaulted sublicense in existence at the time of termination by JOHNS HOPKINS pursuant to Paragraph 13.1, 13.2, or 13.3.

12.	Article XIV is hereby deleted in its entirety and replaced with the following new Article XIV:

ARTICLE XIV – FORM OF PAYMENT AND NOTICE

14.1 All payments under this Agreement shall be made in U.S. Dollars. Checks are to be made payable to “The Johns Hopkins University”. Wire transfers may be made through:

Bank of America

NY, NY

Johns Hopkins University Central Lockbox

Bank of America

100 West 33rd Street

New York, NY 10001

Transit/Routing/ABA number: 026009593

Account Number: 003936830516

Type of Account: Depository

Reference: JHU Tech Transfer

(JHU Agrmt. #A00815)

Attn: Financial Manager

If needed for international wires:

SWIFT code: BOFAUS3N

CHIPS ABA number: none

LICENSEE shall be responsible for any and all costs associated with wire transfers.

14.2 All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to LICENSEE:

Sangamo BioSciences, Inc.

Point Richmond Tech Center

501 Canal Boulevard, Suite A100

Richmond, California 94804

Attention: Chief Executive Officer

With a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Marya A. Postner, Esq.

If to JHU:

Director

Johns Hopkins Technology Transfer

Johns Hopkins University

100 N. Charles Street, 5th Floor

Baltimore, MD 21201

Attn: JHU Agrmt. #A00815

13.

Upon receipt by JHU of the License Amendment Fee required for this Amendment 4, LICENSEE and JOHNS HOPKINS each hereby irrevocably releases and forever discharges the other party and its past, present and future affiliates, officers, directors, employees, agents, representatives, successors, and assigns of and from any and all claims, demands, actions, causes of action, damages, liabilities and obligations of any kind or nature, past, present or future, fixed or contingent, direct or indirect, in law or in equity, several or otherwise, known or unknown, suspected or unsuspected, that relate in any way to any act or omission of the other party on or prior to the Amendment Effective Date with respect to the Agreement.

14.	Except as expressly modified by this Amendment 4, the Agreement, as previously amended by Amendment Nos. 1, 2 and 3, shall remain in full force and effect in accordance with its terms. In the event of any conflict in terms between this Amendment 4, the Agreement and Amendment Nos. 1, 2, and 3, this Amendment 4 shall govern.

IN WITNESS WHEREOF, this Amendment 4 shall take effect as of the Amendment Effective Date when it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY	SANGAMO BIOSCIENCES, INC.

/s/ Wesley D. Blakeslee, J.D. Wesley D. Blakeslee, J.D. Executive Director Johns Hopkins Technology Transfer	/s/ David G. Ichikawa David G. Ichikawa SVP Business Development Sangamo BioSciences, Inc.

May 23, 2007 (Date)	May 21, 2007 (Date)